UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 28, 2009

RTI BIOLOGICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-31271	59-3466543
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11621 Research Circle, Alachua, Florida	32615
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (386) 418-8888 not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 28, 2009, we, together with our subsidiaries Tutogen Medical, Inc. and Tutogen Medical (United States), Inc., entered into a new credit agreement with Mercantile Bank, a division of Carolina First Bank. The agreement provides for two credit facilities: a $1.75 million term loan and a $10.0 million revolving line of credit. Both credit facilities mature on February 3, 2011, subject to acceleration upon the occurrence of an event of default, including but not limited to a failure to maintain certain financial ratios. The term loan bears interest at LIBOR plus 3.0% and the revolving line of credit bears interest at LIBOR plus 2.50% - 3.25%. The facilities are secured by our accounts receivable and inventory (as well as the accounts receivable and inventory of Tutogen Medical, Inc. and Tutogen Medical (United States), Inc.) in the United States and certain other assets.

The term loan is evidenced by a new term note that amends and restates the term note dated December 30, 2008 to Mercantile Bank.

On February 2, 2009 we issued a press release announcing the credit facility. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 2.03	Creation of a Direct Financial Obligation.

See Item 1.01 above.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated February 2, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTI BIOLOGICS, INC.

Date: February 2, 2009	By:	/s/ Thomas F. Rose
	Name:	Thomas F. Rose
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1	RTI Biologics, Inc. press release dated February 2, 2009.